Exhibit 99.1

Blue Acquisition Corp. Announces the Pricing of $175,000,000 Initial Public Offering

Newport Beach, California, June 12, 2025 (PR Newswire) -- Blue Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 17,500,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and begin trading tomorrow, June 13, 2025, under the ticker symbol “BACCU.” Each unit consists of one Class A ordinary share and one right (the “Share Right”) to receive one tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination.  There are no warrants issued publicly or privately in connection with this offering. Once the securities constituting the units begin separate trading, the Class A ordinary shares and Share Rights are expected to be listed on Nasdaq under the symbols “BACC” and “BACCR,” respectively. The offering is expected to close on June 16, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,650,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although the Company may pursue an initial business combination in any business or industry, it intends to focus on identifying a business combination target within a manufacturing company or data center that aligns with green energy initiatives and sustainable industrial practices, as well as software development in emerging technologies like AI, Cybersecurity and energy management.

The Company’s management team is led by Ketan Seth, its Chief Executive Officer and a director, and David Bauer, its Chief Financial Officer and a director. In addition, the Board includes General (Ret.) Wesley Clark, Dino Dario Ferrari, DR. Kenneth Moritsugu, and Nadim Qureshi. Glenn Hill, Mina Janeska and Francisco de Borbon Graf von Hardenberg are Special Advisors to the Company.

BTIG, LLC is acting as sole book-running manager for the offering and Roberts & Ryan, Inc. is co-manager.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from BTIG, LLC, Attention: 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website, www.sec.gov.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on June 12, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Blue Acquisition Corp

1601 Anita Lane

Newport Beach CA, 92660-4803

Attn: Ketan Seth, CEO

kseth@blueacoro.com

dbauer@blueacorp.com

(646) 543-5060